UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2026, Aethlon Medical, Inc. (the “Company”) entered into amendments to the employment agreements of James B. Frakes, the Company’s Chief Executive Officer and Chief Financial Officer, and Steven P. LaRosa, M.D., the Company’s Chief Medical Officer (collectively, the “Amendments”). The Amendments provide that, if a Change in Control (as defined in the applicable Amendment or employment agreement) is consummated and, concurrently with such consummation, the applicable executive’s employment is terminated under circumstances entitling the executive to severance benefits under his employment agreement, the severance payments otherwise payable in installments will instead be paid in a single lump sum. The lump sum will equal the aggregate severance payments that otherwise would have been payable under the applicable employment agreement and will be paid on the first regular payroll date following the applicable release effective date, subject to the terms and conditions of the applicable employment agreement.

The Amendments also provide that, under such circumstances, the applicable health care continuation payments will be paid in a single lump sum equal to the aggregate health care continuation payments that otherwise would have been payable for the applicable COBRA continuation period. Once payable, the amount of such lump sum payment will be fixed and will not be reduced, terminated, forfeited, recouped or required to be repaid as a result of the executive subsequently becoming eligible for or obtaining group health insurance coverage through a new employer or otherwise ceasing to be eligible for COBRA continuation coverage during the applicable COBRA continuation period.

The Amendments do not alter the amount or calculation of the applicable severance payments or health care continuation payments or the circumstances under which the executives become eligible for severance benefits under their respective employment agreements.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Executive Employment Agreement, dated September 11, 2026, by and between the Aethlon Medical, Inc. and James A. Frakes.
10.2	Amendment No. 1 to Executive Employment Agreement, dated September 11, 2026, by and between Aethlon Medical, Inc. and Steven P. LaRosa, MD.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2026	AETHLON MEDICAL, INC.

	By:	/s/ James B. Frakes
James B. Frakes Chief Executive Officer and Chief Financial Officer

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